November 13, 2002


Securities and Exchange Commission
Washington, D.C.  20549


RE: Alpine Air Express, Inc.
    File No. 000-27011


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Alpine Air Express, Inc. dated November 6, 2002, and agree with the statements contained therein.

Respectfully,

/s/ Squire & Company, PC

Squire & Company, PC
Orem, Utah